                                                                 Exhibit (a)(5)
                         Notice of Guaranteed Delivery

                                      for

                       Tender of Shares of Common Stock

                                      of

                                CombiChem, Inc.

                                      to

                               DPC Newco, Inc.,

                      a direct wholly owned subsidiary of

                             DuPont Pharma, Inc.,

                         a wholly owned subsidiary of

                      E.I. du Pont de Nemours and Company

  The attached form, or a form substantially equivalent to the attached form, must be used to accept the Offer (as defined below) if certificates for shares of common stock, $.001 par value (the "Shares"), of CombiChem, Inc., a Delaware corporation (the "Company"), and all other documents required by the Letter of Transmittal cannot be delivered to the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). Such form may be delivered by hand, facsimile transmission or mail to the Depositary. See
Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                    First Chicago Trust Company of New York

         By Mail:           By Overnight Delivery:            By Hand:



   First Chicago Trust       First Chicago Trust        First Chicago Trust
        Company of                Company of                 Company of
         New York                  New York                   New York
 Corporate Actions, Suite  Corporate Actions, Suite   c/o Securities Transfer
           4660                      4680                       and
      P.O. Box 2569       14 Wall Street, 8th Floor   Reporting Services Inc.
  Jersey City, NJ 07303-      New York, NY 10005      Attn: Corporate Actions
           2569                                         100 William Street,
                                                              Galleria
                                                         New York, NY 10038

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN THOSE SHOWN ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL OR AN AGENT'S MESSAGE (AS DEFINED IN THE OFFER TO PURCHASE) AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:
  The undersigned hereby tenders to DPC Newco, Inc., a Delaware corporation ("Offeror") and a direct wholly owned subsidiary of DuPont Pharma, Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of E.I. du Pont de Nemours and Company, a Delaware corporation ("Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 12, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number (indicated below) of shares of common stock, $.001 par value (the "Shares"), of CombiChem, Inc., a Delaware corporation (the "Company"), at a purchase price of $6.75 per Share, net to the seller in cash, without interest, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Offeror is a corporation, newly formed by Purchaser in connection with the Offer and the transactions contemplated thereby. The Offer is being made in connection with the Agreement and Plan of Merger dated as of October 5, 1999 (the "Merger Agreement"), among Parent, Offeror and the Company.

                                                       SIGN HERE
 Number of Shares:___________________
                                          ------------------------------------


 Certificate Nos. (if available):
                                          ------------------------------------

 ------------------------------------                  Signatures
                                          Dated:______________________________

 ------------------------------------
                                          Name of Shareholders:
 ------------------------------------
                                          ------------------------------------

 If Shares will be tendered by book-
 entry transfer:                          ------------------------------------
 Name of Tendering Institution:                  (Please Type or Print)


 ------------------------------------     ------------------------------------


 ------------------------------------     ------------------------------------
                                                        (Address)
 Account Number:_____________________
                                          ------------------------------------

                                          ------------------------------------
                                                                    (Zip Code)

                                          ------------------------------------

                                          ------------------------------------
                                              (Area Code and Telephone No.)

                                          ------------------------------------

                                          ------------------------------------
                                           (Taxpayer ID No. or Social Security
                                                          No.)
                                   GUARANTEE
                   (Not to Be Used for Signature Guarantees)

  The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch or agency in the United States, guarantees (a) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of Shares complies with Rule 14e-4 and (c) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof), unless an Agent's Message is utilized, and any other required documents, all within three Nasdaq Stock Market trading days of the date hereof.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the same time period herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: _______________________     -------------------------------------

                                                  Authorized Signature

Address: ____________________________
                                          Name: _______________________________

-------------------------------------                 Please Print

                             Zip Code
Area Code & Tel. No.: _______________     Title: ______________________________
                                          Date: ________________________ , 1999
             DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.
       CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.


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